ASSIGNMENT


     Newmineco LLC, ("Assignor"), a Colorado limited liability company, for good and valuable consideration, hereby assigns and transfers to Zeus No.1 Investments, a California general partnership, ("Assignee") all of Assignor's right, title and interests in and unto the Contract dated February 1, 1996, by and between Assignor and Durango Metals, Inc. a copy of which is attached hereto.


                                            NEWMINECO LLC


                                            By/s/ Paul Moran
                                            ------------------------------
                                            Paul Moran, Manager

                                            02-01-96
                                            -------------------------------
                                            Date

                                    CONTRACT


     This Agreement between Durango Metals, Inc. ("Durango") and Newmineco LLC ("LLC") is made this 1st day of February, 1996.

     WHEREAS, Durango is a Nevada corporation, duly authorized to conduct business in Colorado, as shown by the copy of the Articles of Incorporation thereof, attached as Exhibit 1 hereto; and

     WHEREAS, Durango is Lessee under three leases with three different Lessors relating to the so-called "Mogul Mine," those leases being the "Wood" lease, dated October 24, 1995, between Jane A. Wood and Thames Edwin Hartley; the so-called "Rugg" lease, dated November 9, 1992, between Charles R. Rugg and Thames Edwin Hartley; and the so-called "Sutton" lease, dated January 31, 1995, between David C. Sutton, et al., and Thames Edwin Hartley, and the properties leased to Durango under said leases are hereinafter collectively referred to as the "Mogul Mine;" and

     WHEREAS, the Wood lease runs for a term of ten years from October 24, 1995; the Rugg lease runs for a term of ten years from November 9, 1992; and the Sutton lease runs for a term of twenty years from January 31, 1995; and

     NOW, THEREFORE, in consideration of the covenants of the parties herein contained and for other good and valuable consideration, the receipt and adequacy whereof are hereby expressly acknowledged, the parties agree as follows:

     1. Exclusive Rights to Ores. Durango hereby grants to LLC the exclusive, assignable right, but not the obligation, to receive all ores mined for the terms of the said Wood, Rugg and Sutton leases, and for any renewal term of each and every of the said three leases.

     2. Mining Contract. LLC has the assignable right to employ Durango as the miner for any one or all of each of the said three leases of the Mogul Mine, in exchange for the fee/cost agreement for payment of actual mining costs plus 10 percent, calculated as set forth in the formula attached as Exhibit A hereto.

     3. Ore Transport. At the request of LLC, Durango shall arrange for the transport of any and all ores from the Mogul Mine to the milling facility for such ore as directed by LLC, and the costs of such ore transport shall be considered a cost of mining as set forth in paragraph 2 immediately above.

     4. Durango Permits for Mining. Durango, through its president, Thames Edwin Hartley, represents and warrants that:

     a) He is the duly authorized representative of Durango with full and complete authority to enter into this Agreement on behalf of Durango;

     b) Durango has a prospector permit to mine the said ores of the Mogul Mine, authorizing mining of certain tonnage from the said Mogul Mine as set forth in attached Exhibit B;

     c) It has filed an application for mining permit with the Division of Mines and Geology of the State of Colorado, which is pending as of the date of this Agreement, and that as of the date of this Agreement Hartley is not aware of any grounds upon which the said Division would deny the said application for mining permit, and further, that said application will be completed and granted to Durango on or before May 1, 1996;

     d) It is in compliance with any and all applicable state and county requirements including zoning requirements, with respect to the said Mogul Mine and with respect to the transfer of any ores from the said Mogul Mine to any milling facility to be designated by LLC or its successors and/or assigns.


     5. Profit Interest. Durango hereby grants LLC, during the terms of said leases, a 10 percent profit interest in net smelter returns received from the smelting of ores from the Mogul Mine.

     6. Financing. LLC agrees, during the terms of said lesases, to finance Durango in the mining of said ore from the Mogul Mine, and further, agrees to pay off indebtedness to Durango in the approximate amount of $370,000.00.

     7. Complete Agreement. This Agreement is the full and complete Agreement of the parties with respect to the subject matter hereof, and supersedes any and all prior agreements or understandings, whether written or otherwise, between the parties hereto with respect to the subject matter hereof.

     8. Venue and Choice of Law. This Agreement is enforceable in the District Courts of the State of Colorado and shall be governed by Colorado law.


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

                    AGREED TO THE DATE FIRST ABOVE WRITTEN:


                                    NEWMINECO LLC

                                    By /s/ Paul Moran
                                    ----------------------------
                                    Paul Moran, Manager


STATE OF COLORADO        )
                         )SS:
COUNTY OF JEFFERSON      )

Subscribed and sworn to before me this 1st day of February, 1996, by Paul Moran.



                                            /s/Lori H. Hilton
                                            ------------------------
                                            Notary Public

My commission expires: 7/27/97


                                DURANGO METALS, INC.


                                By /s/ Thames Edwin Hartley
                                ----------------------------------
                                Thames Edwin Hartley, President




STATE OF COLORADO        )
                         )SS:
COUNTY OF Jefferson      )

Subscribed and sworn to before me this 1st day of February, 1996, by Thames Edwin Hartley



                                            /s/Lori H. Hilton
                                            ------------------------
                                            Notary Public

My commission expires: 7/27/99

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